UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2015 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Suite 720, 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
(Address of principal executive offices) (Zip Code)

(604) 669-6227
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On May 4, 2015, NOVAGOLD RESOURCES INC. (“NOVAGOLD”) issued a press release announcing the payment of the remaining $15.8 million principal balance of its 5.5% convertible notes on May 1, 2015, as per the terms governing the notes. Interest in the amount of $0.4 million was also paid on May 1, 2015. With $135.5 million in cash and term deposits after payment of the convertible notes principal and interest on May 1, 2015, NOVAGOLD has sufficient capital to complete the permitting of the Donlin Gold project, complete the Galore Creek studies as well as fulfill all of its current financial obligations.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release of NOVAGOLD RESOURCES INC. dated May 4, 2015 entitled “NOVAGOLD Maintains a Strong Cash Position of $136 Million After Full Payment of Convertible Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2015	NOVAGOLD RESOURCES INC.

	By:	/s/ David A. Ottewell
David A. Ottewell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of NOVAGOLD RESOURCES INC. dated May 4, 2015 entitled “NOVAGOLD Maintains a Strong Cash Position of $136 Million After Full Payment of Convertible Notes.”